SCHEDULE A

To the J.P. Morgan Exchange-Traded Fund Trust

Declaration of Trust

SERIES

As of August 13, 2026

JPMorgan Diversified Return International Equity ETF, formerly named JPMXF Diversified Return International Ex – North America Equity ETF (until 4/4/14) and JPMorgan Diversified Return International Ex – North America Equity ETF (until 9/10/14)

JPMorgan Diversified Return Emerging Markets Equity ETF, formerly named JPMXF Diversified Return Emerging Markets Equity ETF (until 4/4/14)

JPMorgan Diversified Return U.S. Equity ETF

JPMorgan BetaBuilders USD High Yield Corporate Bond ETF, formerly named JPMorgan High Yield Research Enhanced ETF (until 2/1/23), JPMorgan High Yield ETF (until 3/24/16) and JPMorgan Disciplined High Yield ETF (until 9/9/19)

JPMorgan Diversified Return U.S. Mid Cap Equity ETF

JPMorgan Diversified Return U.S. Small Cap Equity ETF

JPMorgan International Bond Opportunities ETF, formerly JPMorgan Global Bond Opportunities ETF (until 9/14/20)

JPMorgan Ultra-Short Income ETF

JPMorgan U.S. Momentum Factor ETF

JPMorgan U.S. Quality Factor ETF

JPMorgan U.S. Value Factor ETF

JPMorgan Active USD Emerging Markets Bond ETF, formerly named JPMorgan USD Emerging Markets Sovereign Bond ETF (until 8/17/2026) and JPMorgan USD Emerging Markets Bond ETF (until 12/13/17)

JPMorgan BetaBuilders Canada ETF

JPMorgan BetaBuilders Developed Asia Pacific ex-Japan ETF, formerly named JPMorgan BetaBuilders Developed Asia ex-Japan ETF (until 3/1/22)

JPMorgan BetaBuilders Europe ETF

JPMorgan BetaBuilders Japan ETF

JPMorgan BetaBuilders MSCI US REIT ETF

JPMorgan Core Plus Bond ETF

JPMorgan Municipal ETF

JPMorgan Ultra-Short Municipal Income ETF, formerly named JPMorgan Ultra-Short Municipal ETF (until 1/7/19)

JPMorgan BetaBuilders USD Investment Grade Corporate Bond ETF, formerly named JPMorgan Corporate Bond Research Enhanced ETF (until 2/1/23)

JPMorgan BetaBuilders U.S. Aggregate Bond ETF, formerly named JPMorgan U.S. Aggregate Bond ETF (until 2/1/23)

JPMorgan BetaBuilders U.S. Equity ETF

JPMorgan BetaBuilders International Equity ETF

JPMorgan BetaBuilders U.S. Mid Cap Equity ETF

JPMorgan Equity Premium Income ETF

JPMorgan International Growth ETF

JPMorgan BetaBuilders U.S. Small Cap Equity ETF

JPMorgan Short Duration Core Plus ETF

JPMorgan ActiveBuilders Emerging Markets Equity ETF, formerly named JPMorgan Emerging Markets Equity Core ETF (until 7/8/21)

JPMorgan Income ETF

JPMorgan Active Value ETF

JPMorgan Inflation Managed Bond ETF

JPMorgan International Research Enhanced Equity ETF

JPMorgan Small & Mid Cap Enhanced Equity ETF

JPMorgan Realty Income ETF

JPMorgan Nasdaq Equity Premium Income ETF

JPMorgan Active Growth ETF

JPMorgan Active China ETF

JPMorgan Active Small Cap Value ETF

JPMorgan BetaBuilders Emerging Markets Equity ETF

JPMorgan BetaBuilders U.S. Treasury Bond 20+ Year ETF

JPMorgan BetaBuilders U.S. Treasury Bond 3-10 Year ETF

JPMorgan BetaBuilders U.S. Treasury Bond 1-3 Year ETF

JPMorgan High Yield Municipal ETF

JPMorgan Sustainable Municipal Income ETF

JPMorgan Limited Duration Bond ETF

JPMorgan Equity Focus ETF

JPMorgan Healthcare Leaders ETF

JPMorgan U.S. Tech Leaders ETF

JPMorgan International Value ETF

JPMorgan Global Select Equity ETF

JPMorgan Active Bond ETF

JPMorgan Hedged Equity Laddered Overlay ETF

JPMorgan Active Developing Markets Equity ETF

JPMorgan Fundamental Data Science Large Core ETF

JPMorgan Fundamental Data Science Mid Core ETF

JPMorgan Fundamental Data Science Small Core ETF

JPMorgan Dividend Leaders ETF

JPMorgan Active High Yield ETF

JPMorgan Flexible Income ETF

JPMorgan Nasdaq Hedged Equity Laddered Overlay ETF

JPMorgan U.S. Research Enhanced Large Cap ETF

JPMorgan International Hedged Equity Laddered Overlay ETF

JPMorgan Mortgage-Backed Securities ETF

JPMorgan Fundamental Data Science Large Value ETF

JPMorgan Flexible Debt ETF

JPMorgan Equity and Options Total Return ETF

JPMorgan 100% U.S. Treasury Securities Money Market ETF

JPMorgan International Dynamic ETF

JPMorgan California Tax Free Bond ETF

JPMorgan Equity Premium Yield ETF

JPMorgan Fundamental Data Science Large Growth ETF

JPMorgan Nasdaq Equity Premium Yield ETF

JPMorgan New York Tax Free Bond ETF

JPMorgan Preferred and Income Securities ETF

JPMorgan Managed Futures Plus ETF

JPMorgan U.S. Large Cap Value Plus ETF

JPMorgan All Country Research Enhanced Equity ETF

JPMorgan U.S. Analyst ETF

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